Exhibit 99.3

PRE-APPROVED
DEFINED CONTRIBUTION PLAN
(PROFIT SHARING/401(K) PLAN)
A FIDELITY PRE-APPROVED PLAN
Adoption Agreement No. 001
For use With
Fidelity Basic Plan Document No. 17

FMR LLC and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

Ó 2020 FMR LLC
All rights reserved.

TABLE OF CONTENTS

1.01    PLAN INFORMATION    1
1.02    EMPLOYER    3
1.03    TRUSTEE    3
1.04    COVERAGE    3
1.05    COMPENSATION    7
1.06    TESTING RULES    9
1.07    DEFERRAL CONTRIBUTIONS    10
1.08    EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)    12
1.09    ROLLOVER CONTRIBUTIONS    12
1.10    QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS    13
1.11    MATCHING EMPLOYER CONTRIBUTIONS    13
1.12    NONELECTIVE EMPLOYER CONTRIBUTIONS    19
1.13    EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS    22
1.14    RETIREMENT    22
1.15    DEFINITION OF DISABLED    23
1.16    VESTING    23
1.17    PREDECESSOR EMPLOYER SERVICE    24
1.18    PARTICIPANT LOANS    25
1.19    IN-SERVICE WITHDRAWALS    25
1.20    FORM OF DISTRIBUTIONS    26
1.21    TIMING OF DISTRIBUTIONS    28
1.22    TOP HEAVY STATUS    28
1.23    CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS    29
1.24    INVESTMENT DIRECTION    29
1.25    ADDITIONAL PROVISIONS AND PROTECTED BENEFITS    29
1.26    SUPERSEDING PROVISIONS    30
1.27    RELIANCE ON OPINION LETTER    30
1.28    ELECTRONIC SIGNATURE AND RECORDS    30
1.29    PRE-APPROVED PLAN PROVIDER’S INFORMATION    30
EXECUTION PAGE    31
FIDUCIARY ADDENDUM    32
ADDITIONAL PROVISIONS ADDENDUM    33
PLAN SUPERSEDING PROVISIONS ADDENDUM    34
ADDENDUM TO ADOPTION AGREEMENT    35
PRE-APPROVED DEFINED CONTRIBUTION PLAN    36

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.
i

ADOPTION AGREEMENT
ARTICLE 1
PROFIT SHARING/401(K) PLAN
1.01PLAN INFORMATION
(a)    Name of Plan:
This is the Liberty Latin America 401(k) Savings Plan (the "Plan")
(b)    Type of Plan:
(1)    ☐ 401(k) Only
(2)    ☑ 401(k) and Profit Sharing
(3)    ☐ Profit Sharing Only
(c)    Fiduciary Structure:
(1)        Except to the extent elected otherwise below, the Employer shall be the Administrator in accordance with Article 19 of the Basic Plan Document and the Investment Fiduciary as defined in Section 2.01(ee).
(A)    ☐    Name of Administrator (if not the Employer): __________
(B)    ☐    Name of Investment Fiduciary (if not the Administrator): __________
(C)    ☐    Fiduciary duties shall be allocated as described on the Fiduciary Addendum.
(2)    ☑    See Fiduciary Addendum for other applicable provisions.
(d)Plan Year End (month/day):    12/31
(e)    Three Digit Plan Number:    001
(f)    Limitation Year (check one):
(1)    ☐    Calendar Year
(2)    ☑    Plan Year
(3)    ☐    Other, (12-month period ending on the following date): _______________
(g)    Plan Status:
(1)    Adoption Agreement Effective Date: 05/02/2022 (cannot be earlier than the later of (i) the first day of the current Plan Year or (ii) the effective date of the Plan)

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(2)    The Adoption Agreement Effective Date is:
(A)    ☐    A new Plan Effective Date, except to the extent elected below. (Check (i), if applicable.)
(i)    ☐    the Plan is an immediate continuation of a portion of a plan spun off from a larger plan that satisfied ADP and/or ACP testing using a safe harbor formula, such formula will continue without interruption under the Plan, and the Plan may satisfy ADP/ACP testing under the safe harbor for the first Plan Year of the Plan, unless the Employer makes a subsequent change. (Check one of the following):
(I)    ☐    The Plan is a spin off from a plan maintained by an entity that was not a Related Employer of the Employer prior to the Effective Date.
(II)    ☐    The Plan is a spin off from a plan maintained by an entity that was a Related Employer of the Employer prior to the Effective Date.
(B)    ☑    An amendment Effective Date (check one):
(i)    ☑    an amendment and restatement of this Basic Plan Document No. 17 and its Adoption Agreement previously executed by the Employer. With the execution of this restatement, the Trust Agreement formerly within Basic Plan Document No.17 is hereby removed to become a separate, independent Trust Agreement without altering the substance thereof.
(ii)    ☐    a conversion to Basic Plan Document No. 17 and its Adoption Agreement.
The original effective date of the Plan: 02/01/2018
(3)    ☐    Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their Effective Dates.
(4)    ☐    Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.
(5)    ☐    Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.)(Choose one.)
    (A)     ☐    Contributions under the Plan are permanently discontinued. Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.
(B)     ☐    Contributions under the Plan are temporarily suspended. The Employer contemplates that contributions will resume at a later date.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

Note: No contributions shall be made to the Plan with respect to Compensation earned after the date the Plan is frozen, nor shall any Rollover Contributions be made; however, loan repayments shall continue to be made until the loan obligation is satisfied. An Employee who is not already a Participant shall not become a Participant while the Plan is frozen.
1.02EMPLOYER
(a)    Employer Name: LiLAC Communications Inc.
(1)    Employer's Tax Identification Number: 32-0319945
(2)    Employer's fiscal year end: 12/31
(b)    The term "Employer" includes the following participating employers (choose one):
(1)    ☑    No other employers participate in the Plan.
(2)    ☐    Certain other employers participate in the Plan. Please complete the Participating Employers Addendum.
1.03TRUSTEE
(a) Trustee:    The individual(s) or entity designated as the Trustee under the Trust Agreement.
1.04COVERAGE
All Employees who meet the conditions specified below shall be eligible to participate in the Plan:
(a)    Age Requirement (check one):
(1)    ☑    no age requirement.
(2)    ☐    must have attained age: (not to exceed 21).
(3)    ☐    See Eligibility, Service and Vesting Addendum for differing age requirements for different groups.
(b)    Eligibility Service Requirement(s) -

(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions (other than Safe Harbor Nonelective Employer Contributions)	(3) Matching Employer Contributions (other than Safe Harbor Matching Employer Contributions)	(4) Safe Harbor Nonelective Employer Contributions	(5) Safe Harbor Matching Employer Contributions
X	X	X	X	X	N/A – not applicable – Plan does not offer this type of contribution or no Eligibility Service requirement applies days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (1), (4), or (5) or 730 days in any of the other columns.)
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1), (4), or (5) or 24 months in any of the other columns.)
_____ (not to exceed 12) months of Eligibility Service (at least __________ (not to exceed an average of 83 1/3 hours per month or 1,000 hours per year) Hours of Service are required during the Eligibility Computation Period). (Regardless of the foregoing, an Employee who completes 1000 Hours of Service during an Eligibility Computation Period satisfies the eligibility service requirement at the close of that computation period.)
one year of Eligibility Service requirement (at least __________ (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).
two years of Eligibility Service requirement (at least __________ (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) may be required for such contributions.
Note: The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.
Note: If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a "top-heavy plan," the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.
(6)    ☐    See Eligibility, Service and Vesting Addendum for differing eligibility service requirements for different groups.
(7)    ☐    Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Eligibility, Service and Vesting Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(c)    ☐    Eligibility Computation Period - The Eligibility Computation Period will be as selected in the Eligibility, Service and Vesting Addendum rather than the anniversary period described in Subsection 2.01(p) of the Basic Plan Document.
(d)    Eligible Class of Employees:
(1)    Generally, the Employees eligible to participate in the Plan are (choose one):
(A)    ☑    all Employees of the Employer.
(B)    ☐    only Employees of the Employer who are covered by (choose one):
(i)    ☐    any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.
(ii)    ☐    the following collective bargaining agreement(s) with the Employer:
(2)    ☑    Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:
Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer's selection under this Subsection 1.04(d)(2).
(A)    ☑    employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)
(B)    ☐    Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.
(C)    ☑    Leased Employees as defined in Subsection 2.01(ff) of the Basic Plan Document.
(D)    ☐    nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.
(E)    ☑    other:
Temporary Employees, Part Time Employees, Employees of Cable and Wireless Communication and any affiliates who have not adopted the Plan
Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).
(i)    ☑    Notwithstanding the exclusion in Subsection 1.04(d)(2)(E) above, any Employee described below shall be part of the class of Employees eligible to participate in the Plan (i.e., an Eligible Employee) and enter the Plan on the Entry Date immediately following the end of the Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time, seasonal or temporary employees):
Temporary and Part Time Employees
(F)    ☐    The Plan previously contained a provision allowing employees to irrevocably elect out of the Plan. Notwithstanding any lack of exclusion provided in the above, all such employees have made that previous irrevocable election are excluded from participation in the Plan. The Administrator maintains the list of all such exclusions.
Note: Exclusion of employees may adversely affect the Plan's satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).
(e)    Entry Dates – The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution.

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions (other than Safe Harbor Nonelective Employer Contributions)	(3) Matching Employer Contributions (other than Safe Harbor Matching Employer Contributions)	(4) Safe Harbor Nonelective Employer Contributions	(5) Safe Harbor Matching Employer Contributions
(A)				X	X	N/A – not applicable – Plan does not offer this type of contribution
(B)						immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
(C)						the first day of each Plan Year and the first day of the seventh month of each Plan Year
(D)						the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year
(E)	X	X	X			the first day of each month
(F)
the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the Effective Date of the merger is also an Entry Date with respect to certain Employees.
(f)    Date of Initial Participation - An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):
(1)    ☑ No exceptions.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(2)    ☐    Eligible Employees employed on _______________ (insert date) shall become Participants on that date.
(3)    ☐    Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on ______________ (insert date) shall become Participants on that date.
1.05COMPENSATION
Compensation, as defined in Subsection 2.01(k) of the Basic Plan Document, shall be modified as provided below.
(a)    Compensation Base - The base for the definition of Compensation described in Section 2.01(k), prior to making the additional adjustments described in subsections (b) and (c) below, shall be as follows:
(1)    ☑    A W-2 definition as described in 2.01(k)(1)(A).
(2)    ☐    A Code Section 3401(a) wages definition as described in 2.01(k)(1)(B).
(3)    ☐    A Code Section 415 definition as described in 2.01(k)(1)(C).
(b)    Additional Alterations - For all purposes except as noted below (and as found in Sections 6.01 and 15.03 of the Basic Plan Document), Compensation as selected above shall be adjusted by excluding all of the following (or making the specific adjustments described on the Compensation Addendum if Option (10) is selected):
(1)    ☑    Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, all deferred compensation, and welfare benefits.
(2)    ☑    Differential Wages (as defined in Section 2.01(k)(2)(B)(i)).
(3)    ☑    Unused leave (as described in Section 2.01(k)(2)(B)(ii)(II)).
(4)    ☐    Overtime pay.
(5)    ☐    Bonuses.
(6)    ☐    Commissions.
(7)    ☐    The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.
(8)    ☐    Severance pay received prior to termination of employment. (Severance pay for this purpose would be amounts other than those described in Section 2.01(k)(2)(B)(ii) and any such amounts received following severance from employment would always be excluded.)
(9)    ☐    Amounts paid to, or on behalf of, the Employee to reduce or offset student loan repayment obligations.
(10)    ☐    The Plan has other alterations to the definition of Compensation which cannot be captured solely by the above exclusions. All alterations to the definition of Compensation will be found in the Compensation Addendum rather than this subsection.
Note: Generally, if the Employer makes no selections or selects only options (1), (2) and/or (3) above, Compensation will not be required to be tested to show that it meets the requirements of Code Section 414(s) and it will be deemed an acceptable definition of Compensation for 401(k) Safe Harbor Nonelective
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

Employer Contributions. If the Employer selects any of options (4) – (9), then it must be determined that the type of Compensation excluded is irregular or additional based on all the relevant facts and circumstances and must generally meet the following requirements: (1) for Nonelective Employer Contributions other than 401(k) Safe Harbor Nonelective Contributions, the Plan must either pass the requirements under Code Section 414(s) or must pass the general test under regulations issued under Code Section 401(a)(4); (2) for 401(k) Safe Harbor Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s); (3) for Deferral Contributions and Safe Harbor Matching Employer Contributions, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s); (4) for Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions), Compensation for purposes of applying the limitations on Matching Employer Contributions described in Section 6.10 of the Basic Plan Document (for deemed satisfaction of the "ACP" test) must be tested to show that it meets the requirements of Code Section 414(s). Unless elected otherwise above or in the Compensation Addendum, Compensation will include amounts described in Section 2.01(k)(2)(A) and (B) of the Basic Plan Document and exclude deemed Code Section 125 compensation. If the Plan is determined to be top heavy (in accordance with Option 1.22 and Article 15 of the Basic Plan Document), then contributions made pursuant to Section 15.03 of the Basic Plan Document will be based on Compensation without the above chosen exclusions.
(c)    Compensation for the First Year of Participation - Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation as provided below.
(1)    ☐    Compensation for the entire Plan Year. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for a Plan’s initial Plan Year will be determined in accordance with this subsection 1.05(c)(1) using only Compensation from the original effective date of the Plan through the end of the initial Plan Year.)
(A)    ☐    Short Initial Plan Year: For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.
(2)    ☑    Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for a Plan’s initial Plan Year will be determined in accordance with this subsection 1.05(c)(2) using only Compensation from the original effective date of the Plan through the end of the initial Plan Year.)
(A)    ☐    Short Initial Plan Year: For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the original effective date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

1.06TESTING RULES
(a)    ADP/ACP Present Testing Method - The testing method for purposes of applying the "ADP" and "ACP" tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):
(1)    ☑    Current Year Testing Method - The "ADP" or "ACP" of Highly Compensated Employees for the Plan Year shall be compared to the "ADP" or "ACP" of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)
(2)    ☐    Prior Year Testing Method - The "ADP" or "ACP" of Highly Compensated Employees for the Plan Year shall be compared to the "ADP" or "ACP" of Non-Highly Compensated Employees for the immediately preceding Plan Year.
(3)    ☐    Not applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)
Note: Restrictions apply on elections to change testing methods.
(b)    First Year Testing Method - If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the "ADP" and/or "ACP" test for such first Plan Year shall be applied using the actual "ADP" and/or "ACP" of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.
(1)    ☐    The "ADP" and/or "ACP" test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% "ADP" and/or "ACP" for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)
(c)    HCE Determinations: Look Back Year - The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.
(1)    ☐    Calendar Year Determination - The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)
(d)    HCE Determinations: Top Paid Group Election - All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for "determination years" beginning in 2013 and "look-back years" beginning in 2012) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.
(1)    ☑    Top Paid Group Election - Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).
Note: Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

1.07DEFERRAL CONTRIBUTIONS
(a)    ☑    Deferral Contributions - Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).
(1)    Regular Contributions - The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.
(A)     The deferral limit is 75% (must be a whole number multiple of one percent) of Compensation.
(i)    ☐    The following lower deferral limit applies to Highly Compensated Employees: _________%
Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)-1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant's "effectively available Compensation" (as defined in Section 5.03), unless elected otherwise in Option 1.07(a)(2).
    (B)    ☑    Instead of specifying a percentage of Compensation, a Participant's salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) or in Subsection 1.07(a)(1)(A), as applicable, and is not less than the minimum percentage of Compensation specified in Subsection 1.07(a)(1)(E), if applicable.
(C)    A Participant may change, on a prospective basis, his salary reduction agreement (check one):
(i)    ☐    as of the beginning of each payroll period.
(ii)    ☑    as of the first day of each month.
(iii)    ☐    as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)
(iv)    ☐    as of the first day of each calendar quarter.
(v)    ☐    as of the first day of each Plan Year.
(vi)    ☐    other. (Specify, but must be at least once per Plan Year)
____________________________________________
Note: Notwithstanding the Employer's election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.
(D)    A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator, but in such case a new salary reduction agreement may not become effective until the time selected in 1.07(a)(1)(C), unless one of the below options is selected. (Check one if applicable):
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(i)    ☐    the beginning of the next payroll period.
(ii)    ☐    the first day of the next month.
(iii)    ☐    the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)
(iv)    ☐    as of the first day of each calendar quarter.
(v)    ☐    as of the first day of each Plan Year.
(vi)    ☑    other. (Specify, but must be at least once per Plan Year)
First of the month following a 6 month waiting period
(E)    ☐    The minimum Deferral Contribution is _________% of Compensation.
Note: The ability to make Deferral Contributions is a benefit, right or feature subject to discrimination testing under Code Section 401(a)(4). If a minimum percentage is specified above, it should be reviewed to be sure that under the facts and circumstances of the Plan, Deferral Contributions are effectively available to Employees who are not Highly Compensated Employees.
(2)    ☑    Catch-Up Contributions - The following deferral limit applies to Participants eligible to make Catch-Up Contributions: 75% (cannot be less than 75% and must be a whole number multiple of one percent) of Compensation. The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a):
(A)    ☑    All such Participants.
(B)    ☐    All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.
Note: The Employer must not select Option 1.07(a)(2) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.
(3)    ☑    Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant's gross income at the time deferred.
(4)    ☐    Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) (an "Automatic Enrollment Contribution"), the Administrator’s separate procedures described therein, and the following, if applicable:
(A)    ☐    A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3).) See Automatic Enrollment Addendum.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(B)    ☐    An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted. See Automatic Enrollment Addendum.
1.08EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)
(a)    ☐    Future Employee Contributions - Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.
(1)    The contribution limit is _____% of Compensation.
(b)    ☐    Frozen Employee Contributions - Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions sub-accounts.
1.09ROLLOVER CONTRIBUTIONS
(a)    ☑    Rollover Contributions - Except as may be indicated below, Eligible Employees who have satisfied the age and Eligibility Service requirements specified in Subsections 1.04(a) and (b) may roll over any eligible rollover distribution as described in Section 5.06 of the Basic Plan Document.
(1)    ☑    Expanded Rollover Eligibility – The following Employees and/or Participants are also eligible to make Rollover Contributions to the Plan:
(A)    ☑    Eligible Employees who have not yet satisfied the age and Eligibility Service requirements specified in Subsections 1.04(a) and (b).
(B)    ☐    Inactive Participants who have not terminated employment.
(C)    ☐    All Inactive Participants.
(2)    ☑    The Plan will not accept rollovers of after-tax employee contributions.
(3)    ☐    The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(3).)
(b)    ☐    In-Plan Roth Rollover Contributions (Choose only if Roth 401(k) Contributions are selected in Option 1.07(a)(3) above) – Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.
(1)    ☐    Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover.
(c)    ☐    In-Plan Roth Conversions. In accordance with Section 5.06 and as may be limited in (2) below, any Participant who is still employed by the Employer may elect to have any part of the below-listed portions of his Account, which is fully vested, not part of an outstanding loan balance
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

pursuant to Article 9 of the Basic Plan Document, not currently distributable and not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.
(1)    The following sub-accounts are available to be converted: _________.
(2)    ☐    A Participant may not make an In-Plan Roth Conversion more frequently than: ________.
1.10QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS
(a)Qualified Nonelective Employer Contributions - The Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution for any permissible purpose, as provided in Section 5.07 of the Basic Plan Document. If Option 1.07(a) or 1.08(a)(1) is checked, except as provided in Section 5.07 of the Basic Plan Document or as otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees (except as may be modified in the Nonelective Employer Contributions Addendum with regard to prevailing wage contributions) in the ratio which each such Participant's "testing compensation", as defined in Subsection 6.01(s) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants' "testing compensation" for the Plan Year.
(1)    ☑    Qualified Nonelective Employer Contributions shall be allocated only among such Participants described above who are designated by the Employer as eligible to receive a Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the "regulatory maximum." The "regulatory maximum" means the amount prescribed in Treasury Regulation Section 1.401(k)-2 which is 5% (10% for Qualified Nonelective Contributions made in connection with the Employer's obligation to pay prevailing wages) of the "testing compensation" for such Participant for the Plan Year. The "regulatory maximum" shall apply separately with respect to Qualified Nonelective Contributions to be included in the "ADP" test and Qualified Nonelective Contributions to be included in the "ACP" test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)
Note:     Each eligible Participant who is a Non-Highly Compensated Employee will be considered his own allocation group. The Employer shall notify the Plan Administrator of the amount allocable to each group.
1.11MATCHING EMPLOYER CONTRIBUTIONS
(a)    ☑    Matching Employer Contributions - The Employer shall make Matching Employer Contributions on behalf of each of its "eligible" Participants as provided in this Section 1.11. For purposes of this Section 1.11, an "eligible" Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13.
(1)    ☐    Non-Discretionary Matching Employer Contributions - The Employer shall make a Matching Employer Contribution on behalf of each "eligible" Participant in an amount equal to the following percentage of the eligible contributions made by the "eligible" Participant during the Contribution Period (complete all that apply):
(A)    ☐    Flat Percentage Match
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(i)    ☐    __________% to all “eligible” Participants.
(ii)    ☐    to certain “eligible” Participants as specified in the Matching Employer Contributions Addendum.
(B)    ☐    Tiered Match:
(i)    ☐    To all “eligible” Participants.
        __________% of the first __________% of the "eligible" Participant's Compensation contributed to the Plan,
        __________% of the next __________% of the "eligible" Participant's Compensation contributed to the Plan,
        __________% of the next __________% of the "eligible" Participant's Compensation contributed to the Plan.
(ii)    ☐    To certain “eligible” Participants as specified in the Matching Employer Contributions Addendum.
Note: The group of "eligible" Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.
(C)    ☐    See Matching Employer Contributions Addendum for age and/or service weighted allocation options or special allocations for collectively bargained Employees.
(D)    ☐    Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):
(i)    ☐    Contributions in excess of __________% of the "eligible" Participant's Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.
(ii)    ☐    Matching Employer Contributions for each "eligible" Participant for each Plan Year shall be limited to $__________.
(2)    ☑    Discretionary Matching Employer Contributions - The Employer may make a discretionary Matching Employer Contribution on behalf of "eligible" Participants, or a designated group of "eligible" Participants, in accordance with Section 5.08 of the Basic Plan Document. An "eligible" Participant's allocable share of the discretionary Matching Employer Contribution shall be a percentage of the eligible contributions made by the "eligible" Participant during the Contribution Period. The Employer may limit the eligible contributions taken into account under the allocation formula to contributions up to a specified percentage of Compensation or dollar amount or may provide for Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount (which may be zero) that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable) as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.
Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

"eligible" Participants, the group of "eligible" Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs. Each group of “eligible” Participants must also be clearly defined in a manner which will not violate the definite predetermined allocation formula requirement Section 1.401-l(b)(l)(ii) of Treasury Regulations. The Employer must notify the Trustee in writing of the amount of such Matching Employer Contributions being given to each such group.
Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) is made to Participants who are receiving 401(k) Safe Harbor Nonelective Employer Contributions or 401(k) Safe Harbor Matching Contributions, in order to satisfy the safe harbor contribution requirement for the "ACP" Test, the dollar amount of the discretionary Matching Employer Contribution made on an "eligible" Participant's behalf for the Plan Year may not exceed 4% of the "eligible" Participant's Compensation for the Plan Year.
(3)    ☐    401(k) Safe Harbor Matching Employer Contributions - If the Employer elects one of the safe harbor formula Options in (A), (B), or (C) below and complies with Sections 6.09 and 6.10 of the Basic Plan Document, the Plan (or portion of the Plan if (D) is selected) or if the Employer elects more restrictive age, service or Entry Date requirements for Safe Harbor Matching Employer Contributions than for Deferral Contributions) shall be deemed to satisfy the "ADP" test and, under certain circumstances, the "ACP" test. If the Employer selects (A) or (B) and does not elect Option 1.11(b), Additional Matching Employer Contributions, Matching Employer Contributions will automatically meet the safe harbor contribution requirements for deemed satisfaction of the "ACP" test. (Employee Contributions must still be tested.) 401(k) Safe Harbor Matching Employer Contributions will be made on behalf of all "eligible" Participants, unless (D) is selected below. (Choose (A), (B), or (C) below and, if applicable (D)).
(A)     ☐    100% of the first 3% of the "eligible" Participant's Compensation contributed to the Plan and 50% of the next 2% of the "eligible" Participant's Compensation contributed to the Plan.
(B)     ☐    100% of the first 1% of the "eligible" Participant's Compensation contributed to the Plan and 50% of the next 5% of the "eligible" Participant's Compensation contributed to the Plan. (Allowable only if Employer has selected 1.07(a)(4)(A) (QACA)).
(C)     ☐    Enhanced Match:
        ______% of the first _____% of the "eligible" Participant's Compensation contributed to the Plan,
        ______% of the next _____% of the "eligible" Participant's Compensation contributed to the Plan,
        ______% of the next ______% of the "eligible" Participant's Compensation contributed to the Plan.
(D)    ☐    Allocation of Safe Harbor Matching Employer Contributions will only be made to certain “eligible” Participants in the amounts specified on the Matching Employer Contributions Addendum.
Note:     To satisfy the 401(k) safe harbor contribution requirement for the "ADP" test, the percentages specified in Option (C) above for Matching Employer Contributions may not increase as the percentage of Compensation contributed increases, and the aggregate amount of Matching
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

Employer Contributions at such rates must at least equal the aggregate amount of Matching Employer Contributions which would be made under the percentages described in Subsections (A) or (B), as applicable.
Note:     To satisfy the safe harbor contribution requirement for the "ACP" test, the Deferral Contributions and/or Employee Contributions matched cannot exceed 6% of an "eligible" Participant's Compensation.
(b)    ☐    Additional Matching Employer Contributions - The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of "eligible" Participants, or a designated group of "eligible" Participants, in accordance with the provisions of Section 5.08 of the Basic Plan Document describing discretionary Matching Employer Contributions. An "eligible" Participant's allocable share of the additional Matching Employer Contribution shall be a percentage of the eligible contributions made by the "eligible" Participant during the Plan Year. The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or dollar amount or may provide for the additional Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The additional Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount (which may be zero) that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable) as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.
Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of "eligible" Participants, the group of "eligible" Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs. Each group of “eligible” Participants must also be clearly defined in a manner which will not violate the definite predetermined allocation formula requirement Section 1.401-l(b)(l)(ii) of Treasury Regulations. The Employer must notify the Trustee in writing of the amount of such Matching Employer Contributions being given to each such group.
Note: If the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the "ADP" test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the "ACP" test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.
(c)    Contributions Matched - The Employer matches the following contributions (check appropriate box(es)):
(1)    Deferral Contributions - Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.
(A)    ☐    Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.
Note: Notwithstanding the above, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified therein without regard to whether they are Catch-Up Contributions.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(d)    Contribution Period for Matching Employer Contributions - The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:
(1)    ☐    each calendar month.
(2)    ☐    each Plan Year quarter.
(3)    ☑    each Plan Year.
(4)    ☐    each payroll period.
(5)    ☐    The Employer shall determine the Contribution Period for calculation of any discretionary Matching Employer Contributions elected pursuant to Option 1.11(a)(2) above at the time that the matching contribution formula is determined.
The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11(b) is the Plan Year.
Note: If Option (5) is selected, one of the other options must be selected to apply to any non-discretionary Matching Employer Contributions. If Option (5) is not selected, the Employer may amend at any time to change the option chosen with regard to discretionary Matching Employer Contributions.
Note: If Option (1), (2) or (3) is selected above and Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the "eligible" Participant's contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to "true up" the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.
(e)    Continuing Eligibility Requirement(s) - A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (3), (4), (8), (9), and (10) may not be elected in any combination; Option (5) may not be elected with Options (2) through (4) or Options (8) through (10)):
(1)    ☑    No requirements.
(2)    ☐    Is employed by the Employer or a Related Employer on the last day of the Contribution Period.
(3)    ☐    Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)
(4)    ☐    Earns at least _______ (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)
(5)    ☐    Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)
(6)    ☐    Is not a Highly Compensated Employee for the Plan Year.
(7)    ☐    Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.
(8)    ☐    Is employed by the Employer or a Related Employer on the last day of the Employer's fiscal year.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(9)    ☐    Is employed by the Employer or a Related Employer on the date the Matching Employer Contribution allocation is declared.
(10)    ☐    Is employed by the Employer or a Related Employer on the date the Matching Employer Contribution is made.
(11)    ☐    Special continuing eligibility requirement(s) for additional Matching Employer Contributions or “true up” Matching Employer Contributions.
(A)    ☐    The continuing eligibility requirement(s) for additional Matching Employer Contributions selected in Option 1.11(b) is/are: __________
(B)    ☐    The continuing eligibility requirement(s) for “true up” Matching Employer Contributions described in Section 1.11(d) is/are: ______
    (For each blank above, fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected. Options (2) through (5), and (7), through (10) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions.)
Note: Except when added in conjunction with the addition of a new Matching Employer Contribution, if Option (2) through (5) or (8) through (10) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Matching Employer Contributions attributable to the Contribution Period that are allocated to Participant Accounts during the Contribution Period shall not be subject to the eligibility requirements of Option (2) through (5) or (7) through (10). If Option (2) through (5) or (7) through (10) is elected with respect to any Matching Employer Contributions and if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the "ACP" test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the "ACP" test each year.
(f)    ☐    Qualified Matching Employer Contributions - Prior to making any Matching Employer Contribution hereunder (other than a 401(k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the "ADP" test on Deferral Contributions and excluded in applying the "ACP" test on Employee and Matching Employer Contributions. Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11(e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.
(1)    ☐    To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.
Note: Qualified Matching Employer Contributions may not be excluded in applying the "ACP" test for a Plan Year if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the "ADP" test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

1.12NONELECTIVE EMPLOYER CONTRIBUTIONS
If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its "eligible" Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an "eligible" Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.
Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.
(a)    ☐    Fixed Formula:
(1)    ☐    Fixed Percentage Employer Contribution - For each Contribution Period, the Employer shall contribute for each "eligible" Participant a percentage of such "eligible" Participant's Compensation equal to:
(A)    ☐    __________% (not to exceed 25%) to all “eligible” Participants.
(B)    ☐    To “eligible” employees indicated in the Nonelective Employer Contributions Addendum.
Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).
(2)    ☐    Fixed Flat Dollar Employer Contribution - The Employer shall contribute for each "eligible" Participant an amount equal to:
(A)    ☐    $__________ to all “eligible” Participants. (Complete (i) below).
(i)    The contribution amount is based on an "eligible" Participant's service for the following period (check one of the following):
(I)    ☐    Each paid hour.
(II)    ☐    Each Plan Year.
(III)    ☐    Other: _______________________ (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all "eligible" Participants).
(B)    ☐    To “eligible” employees indicated in the Nonelective Employer Contributions Addendum.
Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).
(3)    ☐    401(k) Safe Harbor Formula - If the Employer elects one of the safe harbor formula Options below and complies with Sections 6.09 and 6.10 of the Basic Plan Document, the Plan (or portion of the Plan if (C) is selected or if the Employer elects more restrictive age, service or Entry Date requirements for Safe Harbor Nonelective Employer Contributions than for Deferral Contributions) shall be deemed to satisfy the "ADP" test and, under certain circumstances, the "ACP" test (if the requirements of Section 6.10 of the Basic Plan Document are met with regard to Matching Deferral Contributions). 401(k) Safe Harbor Nonelective Employer Contributions shall be made on behalf of all "eligible" Participants, unless (C) is selected below.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(A)    ☐    _______% (must be at least 3% and not to exceed 25%) to all “eligible” Participants.
(B)    ☐    As indicated on the Nonelective Employer Contributions Addendum as specified for particular Plan Years.
(C)    ☐    Allocation of Safe Harbor Nonelective Employer Contributions will only be made to certain “eligible” Participants as specified in the Nonelective Employer Contributions Addendum.
(4)    ☐    Other allocation formula(s) as specified in the Nonelective Employer Contributions Addendum, (e.g., integrated, group-based, prevailing wage or pursuant to a collective bargaining agreement).
(b)    ☑    Discretionary Formula - The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of "eligible" Participants in accordance with Section 5.10 of the Basic Plan Document.
(1)    ☑    Non-Integrated Allocation Formula - In the ratio that each "eligible" Participant's Compensation bears to the total Compensation paid to all "eligible" Participants for the Contribution Period.
Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).
(2)    ☐    Integrated Allocation Formula - As (1) a percentage of each "eligible" Participant's Compensation plus (2) a percentage of each "eligible" Participant's Compensation in excess of the "integration level" as defined below. The percentage of Compensation in excess of the "integration level" shall be equal to the lesser of the percentage of the "eligible" Participant's Compensation allocated under (1) above or the "permitted disparity limit" as defined below.
Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.
(A)    "Integration level" means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.
(i)    ______% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or
(ii)    $______ (not to exceed the Social Security taxable wage base).
(B)    "Permitted disparity limit" means the percentage provided by the following table:

The "Integration Level" is ___% of the Taxable Wage Base	The "Permitted Disparity Limit" is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(C)    The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.
Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).
Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).
(3)    ☐    Other allocation formula(s) as specified in the Nonelective Employer Contributions Addendum, (e.g., group-based, conditional points or flat-dollar).
(c)    Contribution Period for Nonelective Employer Contributions - The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) or allocated pursuant to the Prevailing Wage Contribution provided in the Nonelective Employer Contributions Addendum is the Plan Year.
(1)    ☐    each calendar month.
(2)    ☐    each Plan Year quarter.
(3)    ☐    each payroll period.
Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the "eligible" Participant's Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to "true up" the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.
(d)    Continuing Eligibility Requirement(s) - A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es) - Options (3) and (4) may not be elected together; Option (5) may not be elected with Options (2) through (4) or Options (8) through (10); Options (2) through (5) and (7) through (10) may not be elected if the only Nonelective Employer Contribution selected is the fixed formula in Option 1.12(a)(3), 401(k) Safe Harbor Formula, and will not apply to the 401(k) Safe Harbor Formula if other allocation options have also been selected):
(1)    ☐    No requirements.
(2)    ☑    Is employed by the Employer or a Related Employer on the last day of the Contribution Period.
(3)    ☐    Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)
(4)    ☑    Earns at least 1000 (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)
(5)    ☐    Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)
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    88574-1706072484AA

© 2020 FMR LLC
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(6)    ☐    Is not a Highly Compensated Employee for the Plan Year.
(7)    ☐    Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.
(8)    ☐    Is employed by the Employer or a Related Employer on the last day of the Employer's fiscal year.
(9)    ☐    Is employed by the Employer or a Related Employer on the date the Nonelective Employer Contribution allocation is declared.
(10)    ☐     Is employed by the Employer or a Related Employer on the date the Nonelective Employer Contribution is made.
(11)    ☐    Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)
(A)    The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: __________ (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)
Note: Except when added in conjunction with the addition of a new Nonelective Employer Contribution, if Option (2) through (5) or (8) through (10) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are allocated to Participant Accounts during the Contribution Period shall not be subject to the eligibility requirements of Option (2) through (5) or (8) through (10).
1.13EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS
(a)    ☑    Death, Disability, and Retirement Exceptions - All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.
1.14RETIREMENT
(a)    The Normal Retirement Age under the Plan is (check one):
(1)    ☑    age 65.
(2)    ☐    age __________ (specify between 55 and 64).
(3)    ☐    later of age __________ (not less than 55 or greater than 65) or the __________ (not to exceed 5th) anniversary of the Participant's Employment Commencement Date.
(b)    ☐    The Early Retirement Age is the date the Participant attains age __________ and completes __________ years of Vesting Service.
Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.
(c)    ☑    A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.
Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan. Pursuant to Section
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.
1.15DEFINITION OF DISABLED
A Participant is disabled if he/she meets any of the requirements selected below:
(a)    ☑    The Participant is eligible for benefits under the Employer's long-term disability plan.
(b)    ☐    The Participant is eligible for Social Security disability benefits.
(c)    ☐    The Participant is determined to be disabled by the Participant’s physician.
1.16VESTING
A Participant's vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Eligibility, Service and Vesting Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).
(a)    When years of Vesting Service are determined, the elapsed time method shall be used.
(b)    ☐    Years of Vesting Service shall exclude service prior to the Plan's original effective date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.
(c)    Vesting Schedule(s)

(1) Nonelective Employer Contributions (check one):
(A) ☐ N/A - No Nonelective Employer Contributions
(B) ☐ 100% Vesting immediately
(C) ☐ 3 year cliff (see C below)
(D) ☐ 6 year graduated (see D below)
(E) ☑ Other vesting (complete E1 below)

(2) Matching Employer Contributions (check one):
(A) ☐ N/A – No Matching Employer Contributions
(B) ☐ 100% Vesting immediately
(C) ☐ 3 year cliff (see C below)
(D) ☐ 6 year graduated (see D below)
(E) ☑ Other vesting (complete E2 below)

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
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Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	E1	E2
0	0%	0%	0%	0%
1	0%	0%	33%	33%
2	0%	20%	66%	66%
3	100%	40%	100%	100%
4	100%	60%	100%	100%
5	100%	80%	100%	100%
6 or more	100%	100%	100%	100%

Note: A schedule elected under E1 or E2 above must be, at each year, at least as favorable as one of the schedules in C or D above. If the vesting schedule is amended, any such amendment must satisfy the requirements of section 16.04 of the Basic Plan Document.
Note: The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an amendment to a vesting schedule under Section 1.16(e) below, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.
(d)    ☐    A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. See Eligibility, Service and Vesting Addendum to the Adoption Agreement.
(e)    If the Plan's vesting schedule is amended and an Active Participant's vested interest, as calculated by using the amended vesting schedule, is less in any year than the Active Participant's vested interest calculated under the Plan's vesting schedule immediately prior to the amendment, the amended vesting schedule shall apply only to Employees first hired on or after the effective date of the change in vesting schedule.
1.17PREDECESSOR EMPLOYER SERVICE
(a)    ☑    Section 3.05 of the Basic Plan Document requires service to be credited for purposes of eligibility under Subsection 1.04(b) and vesting under Subsection 1.16 in certain situations. Additionally, the Plan shall credit service for such purposes in the following situations):
(1)    ☑    Service with the following employer(s) (for the employees and time periods described, if applicable):
All service credited under the Liberty Global 401(k) Savings and Stock Ownership Plan as of the date of the Split-off, December 29, 2017.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
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(2)    ☐    Additional grants of service of a more general nature (e.g., covering situations such as corporate actions or mergers). See Eligibility, Service and Vesting Addendum.
1.18PARTICIPANT LOANS
(a)    ☑    Participant loans are allowed in accordance with Article 9 of the Basic Plan Document. Except as otherwise provided below, if a Participant has an outstanding loan balance at the time his employment terminates, the entire outstanding principal and accrued interest shall be due and payable by the end of the cure period specified in the separate loan procedures. Notwithstanding the foregoing, if a Participant with an outstanding loan balance terminates employment with the Employer and all Related Employers in conjunction with a transfer of Employees and Employer assets to an entity unrelated to the Employer, such Participant may elect, within 90 days of such termination, to roll over the outstanding loan to an eligible retirement plan, as defined in Section 13.04 of the Basic Plan Document, that accepts such rollovers.
(1)    ☐    If a Participant with an outstanding loan balance terminates employment with the Employer and all Related Employers, the outstanding principal and accrued interest on such loan shall not be immediately due and payable as provided in Section 9.11 of the Basic Plan Document. Instead, such loan shall continue to be payable in accordance with the provisions of the loan note and Article 9. Notwithstanding the foregoing, if a Participant dies, outstanding loan amounts are immediately due and payable as provided in Section 9.11.
1.19IN-SERVICE WITHDRAWALS
Participants may make withdrawals prior to termination of employment under the following circumstances:
(a)    ☑    Hardship Withdrawals - Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $500 minimum amount.
(1)    Hardship withdrawals will be permitted from:
(A)    ☑    A Participant's Deferral Contributions sub-account only.
(B)    ☐    The sub-accounts specified in the In-Service Withdrawals Addendum to the Adoption Agreement.
Note: The Administrator may set a limit on the number of hardship withdrawals per year which shall be uniform and non-discriminatory with respect to all Participants.
(b)    ☑    Age 59 1/2 - Participants shall be entitled to receive a distribution of all or any portion of the following sub-accounts upon attainment of age 59 1/2:
(1)    ☐    Deferral Contributions sub-account.
(2)    ☑    All vested sub-account balances.
(3)    ☐    The sub-accounts specified in the In-Service Withdrawals Addendum.
(c)    Withdrawal of Employee Contributions, Rollover Contributions and certain other contributions
(1)    Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.
(A)    ☐    Employees may not make withdrawals of Employee Contributions more frequently than:
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
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____________________________________________________________
(2)    Unless otherwise provided below, Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.
(A)    ☐    Employees may not make withdrawals of Rollover Contributions more frequently than:
____________________________________________________________
(3)    ☑    Active Military Distribution (HEART Act) - Certain contributions restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I) may be withdrawn by Participants performing military service in accordance with Section 10.01 of the Basic Plan Document at any time.
(d)    ☐    Qualified Reservist Distribution - A Qualified Reservist Distribution shall be allowed in accordance with Section 10.08 of the Basic Plan Document.
(e)    ☐    Age 62 Distribution of Money Purchase Benefits - A Participant who has attained at least age 62, shall be entitled to receive a distribution of all or any portion of the vested amounts attributable to benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any. (Choose only if Option 1.20(d)(1) is selected.)
(f)    ☑    Normal Retirement Age Distribution – A Participant who continues in employment after reaching Normal Retirement Age shall have a continuing right to elect to receive distribution of all or any portion of his Account in accordance with the provisions of Articles 12 and 13 of the Basic Plan Document.
(g)    ☐    Additional In-Service Withdrawal Provisions - Benefits are payable as (check the appropriate box(es)):
(1)    ☐    an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant's Account (check (A) and/or (B)):
(A)    ☐    for at least __________ (24 or more) months.
(i)    ☐    Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum.
(B)    ☐    after the Participant has at least 60 months of participation.
(i)    ☐    Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum.
(2)    ☐    another in-service withdrawal option that is permissible under the Code. Please complete the In-Service Withdrawals Addendum identifying the in-service withdrawal option(s).
Note: Any withdrawal indicated in this Section may be a "protected benefit" under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.
1.20FORM OF DISTRIBUTIONS
Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

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(a)    Lump Sum Payments - Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.
(b)    ☑    Installment Payments - Participants may elect distribution under a systematic withdrawal plan.
(c)    ☐    Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his distributable vested interest in his Account in a lump sum or any other form of distribution provided in this Section, at any time.
(d)    ☐    Annuities (Check if the Plan is retaining any annuity form(s) of payment.)
(1)    ☐    An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).
(2)    The normal form of payment under the Plan is (check (A) or (B)):
(A)    ☐    Lump sum is the normal form of payment for:
    (i)    ☐    All Participants
    (ii)    ☐    All Participants except those Participants or Participant’s sub-accounts identified on the Forms of Payment Addendum.
    (B)    ☐    Life annuity is the normal form of payment for all Participants.
(3)    ☐    The Plan offers at least one other form of annuity as specified in the Forms of Payment Addendum.
Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.
(e)    Cash Outs and Implementation of Required Rollover Rule
(1)    ☑    If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:
(A)    ☐    $1,000.
(B)    ☑    The dollar amount specified in Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013). Any distribution greater than $1,000 that is made to a Participant without the Participant's consent before the Participant's Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

1.21TIMING OF DISTRIBUTIONS
Except as provided in Subsection 1.21(a) or (b), distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant's request for distribution pursuant to Article 12 of the Basic Plan Document.
(a)    Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant's application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(vv).
(b)    ☐    Preservation of Same Desk Rule - Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any or all of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)
1.22TOP HEAVY STATUS
(a)    The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):
(1)    ☐    for each Plan Year, whether or not the Plan is a "top-heavy plan" as defined in Subsection 15.01(g) of the Basic Plan Document.
(2)    ☑    for each Plan Year, if any, for which the Plan is a "top-heavy plan" as defined in Subsection 15.01(g) of the Basic Plan Document.
(3)    ☐    Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)
(b)    If the Plan is or is treated as a "top-heavy plan" for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3% (3 or 5)% of Compensation for the Plan Year or such other amount in accordance with Section 15.03 of the Basic Plan Document or as elected on the 416 Contributions Addendum. The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:
(1)    ☐    The minimum Employer Contribution shall be paid under this Plan in any event.
(2)    ☐    Another method of satisfying the requirements of Code Section 416. Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a "top-heavy plan".
(3)    ☐    Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer contributions.)
Note: The minimum Employer contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(c)    If the Plan is or is treated as a "top-heavy plan" for a Plan Year, the vesting schedule found in Subsection 1.16(c)(1) shall apply for such Plan Year and each Plan Year thereafter, except with regard to Participants for whom there is a more favorable vesting schedule for Nonelective Employer Contributions. If the Employer has selected Option 1.01(b)(1) and the minimum Employer contribution will not be immediately 100% vested, the Eligibility, Service and Vesting Addendum must contain the applicable vesting schedule.
1.23CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS
☐    Other Order for Limiting Annual Additions – If the Employer maintains other defined contribution plans, annual additions to a Participant's Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.
1.24INVESTMENT DIRECTION
Subject to Sections 8.02 and 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):
(a)    ☐    in accordance with the investment directions provided to the Trustee by the Investment Fiduciary for allocating all Participant Accounts among the Permissible Investments.
(b)    ☑    in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except as modified in the Additional Provisions Addendum.
(c)    ☐    in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Investment Fiduciary (check (1) and/or (2)):
(1)    ☐    Nonelective Employer Contributions
(2)    ☐    Matching Employer Contributions
Note: The Investment Fiduciary must direct the applicable sources among the Permissible Investments.
Note: If the Investment Fiduciary directs that a portion or all of a Participant's Nonelective Employer Contributions be invested in employer securities (as described in Section 8.02(b) of the Basic Plan Document), such investment must be discontinued with respect to any Participant who has completed three or more years of Vesting Service, and investment of the Participant's Nonelective Employer Contributions must be diversified among the other Permissible Investments.
1.25ADDITIONAL PROVISIONS AND PROTECTED BENEFITS
(a)    ☑    Additional Provisions - The Plan includes certain provisions that are not delineated through the above elections in this Adoption Agreement, but are incorporated into the Adoption Agreement through the Additional Provisions Addendum. The provisions included within the Additional Provisions Addendum supplement and/or alter the provisions of this Adoption Agreement.
(b)    ☐    Protected Benefit Provisions - The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

1.26SUPERSEDING PROVISIONS
(a)    ☑    The Employer has completed the Plan Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.
Note: If the Employer elects superseding provisions in Option (a) above, unless such provisions are of the type found in Section 8.03 of Revenue Procedure 2017-41 as not causing a plan to fail to be identical (i.e., changes to the administrative provisions of the Plan, such as provisions relating to investments or plan claims procedures), the Employer will not be permitted to rely on the Pre-Approved Plan Provider’s opinion letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan's status as a pre-approved plan eligible for the 6-year remedial amendment cycle. Superseding provisions which alter only provisions governed by Title I of ERISA and solely administered by the Department of Labor will not impact the ability of the Employer to rely upon the Pre-Approved Plan Provider’s opinion letter because they are outside the scope of such opinion letter.
1.27RELIANCE ON OPINION LETTER
An adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 7.02 of Revenue Procedure 2017-41. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to this Plan and in Section 7.03 of Revenue Procedure 2017-41. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.
Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.
This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 17. The Pre-Approved Plan Provider shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Pre-Approved Plan.
1.28ELECTRONIC SIGNATURE AND RECORDS
This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.
1.29PRE-APPROVED PLAN PROVIDER’S INFORMATION
Name of Pre-Approved Plan Provider:    FMR LLC
Address of Pre-Approved Plan Provider:     245 Summer Street
    Boston, MA 02210
Pre-Approved Plan Provider’s Telephone Number:    833-349-6757

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
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EXECUTION PAGE

Plan Name:    Liberty Latin America 401(k) Savings Plan (the "Plan")
Employer:    LiLAC Communications Inc.
The Fidelity Basic Plan Document No. 17 and the accompanying Adoption Agreement together comprise the Pre-Approved Defined Contribution Plan. It is the responsibility of the adopting Employer to review this Pre-Approved Plan with its legal counsel to ensure that the Pre-Approved Plan is suitable for the Employer and that the Adoption Agreement has been properly completed prior to signing.
IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this ____________day of

________________, ________.

Employer:	LiLAC Communications Inc.
By:
Title:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Employer:	LiLAC Communications Inc.
By:
Title:

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
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FIDUCIARY ADDENDUM
for

Plan Name: Liberty Latin America 401(k) Savings Plan
(a)☑    Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services may be allocated to an ERISA account as provided in Section 19.05. If not so allocated and not utilized for the payment of Plan expenses, such amounts shall be allocated:
(1)    ☐    To the Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9.
(2)    ☐    To the Accounts of Participants who are employed by the Employer or a Related Employer pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9.
(3)    ☐    To the Accounts of Participants and Beneficiaries on a per capita basis.
(4)    ☐    To the Accounts of Participants who are employed by the Employer or a Related Employer on a per capita basis.
(5)    ☑    As follows: (A) to the extent an amount is attributable to a Permissible Investment, such amount shall be allocated to the Accounts of Participants and Beneficiaries pro rata based on the ratio that each Participant and Beneficiary’s balance in each such Permissible Investment bears to the total balances for all such Participants and Beneficiaries in such Permissible Investment; and, (B) to the extent an amount is a credit for float earnings of the Plan in excess of float expenses, such amount shall be allocated to an ERISA account from which the Administrator may pay Plan expenses and/or allocate amounts to the Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9.

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

ADDITIONAL PROVISIONS ADDENDUM
for

Plan Name: Liberty Latin America 401(k) Savings Plan
(a)    Additional Provision(s) – The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:
(1)The following replaces Subsection 1.24(b):
(b) in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except, in the event the Employer contributes shares of employer securities, as defined in Section 8.02(b) of the Basic Plan Document, the Participant's election shall be subject to the following:
(1)Matching Employer Contributions shall remain invested in employer securities until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.
Note: If the Employer directs that a portion or all of the applicable sources be invested in employer securities, such investment must be discontinued with respect to any Participant who has completed three or more years of Vesting Service, and investment of the applicable sources must be diversified among the other Permissible Investments.

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

PLAN SUPERSEDING PROVISIONS ADDENDUM
for

Plan Name: Liberty Latin America 401(k) Savings Plan
(a)    Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document in the manner described:
Section 11.04 of the Basic Plan Document to be amended for the following addition:
If a Participant has designated his or her Spouse as his or her beneficiary, and the Participant and this Spouse subsequently divorce, then the beneficiary designation shall be void and of no effect on the day such divorce is final. The Participant may designate a former Spouse as a beneficiary in a beneficiary designation signed after the divorce is final ; provided, however, that if the Participant remarries, the new Spouse shall be the sole designated beneficiary unless the new Spouse consents to the designation of the a new beneficiary.

 Section 3.03 of the Basic Plan Document to be amended to include the following addition:

Notwithstanding the provisions of this Article 3, in the event of the merger, consolidation or liquidation of the Employer's ultimate parent entity Liberty Latin America Ltd ("LLA"), or the acquisition of LLA's assets or stock pursuant to a non-taxable reorganization, if LLA is not the surviving entity (with Employer remaining a subsidiary), as a result of any such transaction, or the sale of all or substantially all of LLA's assets, all Active Participants in the Plan shall, upon the occurrence of any such event, become 100% vested in their Matching Employer Contribution accounts.

Note: Unless the above-described provisions are of the type found in Section 8.03 of Revenue Procedure 2017-41 as not causing a plan to fail to be identical (i.e., changes to the administrative provisions of the Plan, such as provisions relating to investments or plan claims procedures), the Employer will not be permitted to rely on the Pre-Approved Plan Provider’s opinion letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan's status as a pre-approved plan eligible for the 6-year remedial amendment cycle. Superseding provisions which alter only provisions governed by Title I of ERISA and solely administered by the Department of Labor will not impact the ability of the Employer to rely upon the Pre-Approved Plan Provider’s opinion letter.

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

ADDENDUM TO ADOPTION AGREEMENT
FIDELITY BASIC PLAN DOCUMENT No. 17
RE: The Bipartisan Budget Act of 2018, and Code Sections 401(k) and 401(m) 2019 Final Hardship Regulations

Plan Name: Liberty Latin America 401(k) Savings Plan
Fidelity 5-digit Plan Number: 88574

PREAMBLE
Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect statutory changes pursuant to the Bipartisan Budget Act of 2018 (BBA), and Code Sections 401(k) and (m) 2019 Final Hardship Regulations and any related guidance. This amendment is intended as good faith compliance with the requirements of the Disaster Relief Act, the TCJA and the BBA and those final regulations and is to be construed in accordance with guidance issued thereunder. This amendment shall be effective for Plan Years beginning after December 31, 2018 with respect to Fidelity’s Pre-Approved plan and with respect to the Employer’s plan except as provided below.
Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.
Hardship Provisions
(a)No Loan Requirement Prior to Hardship. Unless otherwise indicated below, the loan requirement described in Section 10.05(b)(1) is removed effective for Plan Years beginning after December 31, 2018.
(1)☐    Later effective date: __________________
(2)☐    Loan Required Prior to Hardship. A Participant shall obtain all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer or any Related Employer in order for the distribution to be considered as necessary to satisfy an immediate and heavy financial need of the Participant.
    This subsection (a)(2) shall be effective:
(A)☐    The first day of the Plan Year beginning after December 31, 2018.
(B)☐    Later effective date: __________________
(b)Earnings. Unless otherwise indicated below, earnings accrued on Accounts specified by the Employer will be included in amounts available for withdrawals effective for Plan Years beginning after December 31, 2018.
(1)☐    Later effective date: __________________
(2)☐    Earnings excluded from hardship withdrawals. A hardship withdrawal will exclude any earnings on the Deferral Contributions Account accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989.
This subsection (b)(2) shall be effective:
(A)☐    The first day of the Plan Year beginning after December 31, 2018.
(B)☐    Later effective date: __________________
(c)Suspension Removal. Effective for Plan Years beginning after December 31, 2018, unless otherwise indicated below, the suspension of contributions described in Section 10.05(b) of the Plan is removed.
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

(1)☐    Later effective date: __________________ (cannot be later than January 1, 2020).

Amendment Execution

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	LiLAC Communications Inc.	Employer:	LiLAC Communications Inc.
By:		By:
Title:		Title:
Date:		Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

PRE-APPROVED DEFINED CONTRIBUTION PLAN
ADDENDUM TO ADOPTION AGREEMENT
FIDELITY BASIC PLAN DOCUMENT No. 17
RE: The Coronavirus Aid, Relief, and Economic Security Act

Plan Name: Liberty Latin America 401(k) Savings Plan
Fidelity 5-digit Plan Number: 88574
PREAMBLE
Adoption and Effective Date of Addendum. This addendum to the Adoption Agreement is a CARES Act Addendum and is intended as good faith compliance. The CARES Act Addendum is effective beginning January 1, 2020 with respect to the Plan, unless otherwise indicated.
Supersession of Inconsistent Provisions. The CARES Act Addendum shall supersede the provisions of the Adoption Agreement and the Plan to the extent those provisions are inconsistent with the provisions of the CARES Act Addendum.
(a)CARES Act Distribution
Unless otherwise indicated below, effective as soon as administratively feasible on or after April 6, 2020, a CARES Act Distribution was available to Qualified Individuals. The maximum distribution available was $100,000, vested balances in all sub-accounts were available, except for assets transferred from a money purchase pension plan.
(1)☐    Plan did not adopt CARES Act Distribution.
(2)☐    Later effective date: _________ (cannot be later than December 31, 2020)
(3)☐    Plan adopted a lower maximum: $_________
(4)☐    Plan restricted the following sub-accounts: __________
(5)☐    Plan restricted the following group of Participants: __________
(6)☐    Other: __________
(b)CARES Act Loan
☑    Effective May 5, 2020 (cannot be later than September 22, 2020), a CARES Act Loan was available to Qualified Individuals in accordance with the Basic Plan Document, as amended for the CARES Act, and in accordance with the Plan’s loan procedures.
(c)Loan Repayment Deferment
☑    Effective April 20, 2020 (cannot be later than December 31, 2020), repayments of Participant loans outstanding on or after March 27, 2020 that are not CARES Act Loans were deferred for Qualified Individuals in accordance with the Basic Plan Document, as amended for the CARES Act, and in accordance with the Plan’s loan procedures.

The Pre-Approved Plan Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on September 9, 2022.

Amendment Execution
Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	LiLAC Communications Inc.	Employer:	LiLAC Communications Inc.
By:	ESIG_CLIENT_SIGNER1_eSignSignHere	By:	ESIG_CLIENT_SIGNER2_eSignSignHere
Title:	ESIG_CLIENT_SIGNER1_eSignTitle	Title:	ESIG_CLIENT_SIGNER2_eSignTitle
Date:	ESIG_CLIENT_SIGNER1_eSignDateSigned	Date:	ESIG_CLIENT_SIGNER2_eSignDateSigned

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

ESIG_FID_APPROVER1_eSignApprove ESIG_FID_APPROVER2_eSignApprove ESIG_FID_APPROVER3_eSignApprove

Pre-Approved Defined Contribution Plan – 06/30/2020    PS Plan
    88574-1706072484AA

© 2020 FMR LLC
All rights reserved.